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                                                                    EXHIBIT 99.4

                                    EXHIBIT B

                          SAFECO RESOURCE SERIES TRUST

                                 LIST OF SERIES

                CORE EQUITY PORTFOLIO (FORMERLY EQUITY PORTFOLIO)
           GROWTH OPPORTUNITIES PORTFOLIO (FORMERLY GROWTH PORTFOLIO)
             MULTI-CAP CORE PORTFOLIO (FORMERLY NORTHWEST PORTFOLIO)
                                 BOND PORTFOLIO
   SMALL-CAP VALUE PORTFOLIO (FORMERLY SMALL COMPANY VALUE PORTFOLIO WHICH WAS
                     FORMERLY SMALL COMPANY STOCK PORTFOLIO)
                             MONEY MARKET PORTFOLIO